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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 1999

                             MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        OREGON                         0-27002               93-1011046
(STATE OR OTHER JURISDICTION OF      (COMMISSION           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)       FILE NUMBER)     IDENTIFICATION NUMBER)

                             2600 PRINGLE ROAD, S.E.
                                 SALEM, OR 97302
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


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ITEM 1.  CHANGE IN CONTROL

     COMMON STOCK SALES. On September 30, l999, Capitol Bay Management, Inc. ("CBM") completed the exercise of its option to acquire 1,000,000 shares of Morrow Snowboards, Inc. (the "Company" or "Morrow") Common Stock for $250,000 (at a purchase price of $.25 per share) and on October 9, l999, CBM exercised its right to convert $500,000 of the Company's credit facility to 2,000,000 shares of the Company's Common Stock, all at $.25 per share. Following such transactions, the Company will have outstanding 9,176,556 shares of its voting Common Stock. Following such purchases, CBM holds 3,000,000 shares of the Company's common stock (32.69% of the Company's outstanding voting securities) and an affiliate, Capitol Bay Securities, Inc. ("CBS") holds 232,900 shares (2.54% of the Company's outstanding voting securities), collectively, 3,232,900 shares constituting 35.23% of the Company's outstanding voting securities. As reported on Schedule 13D and amendments thereto filed by CBM, CBS, Capitol Bay Group, Inc. ("CBG") and Stephen C. Kircher, CBM and CBS are wholly-owned subsidiaries of CBG and Stephen C. Kircher holds a majority interest in CBG (collectively, the "Reporting Persons"). Mr. Kircher and CBG are each the beneficial owner of such 3,232,900 shares of the Company's Common Stock. See Schedule 13D filed with the SEC on July 19, l999, as amended on October 12, l999, regarding their beneficial ownership of the Company's securities. The mailing address for CBM, CBS, CBG and Steve Kircher is 2424 Professional Drive, Roseville, California 95661. The shares of the Company's Common Stock held by the Reporting Persons, if voted together may have sufficient voting power to approve matters submitted to the Company's shareholders for approval, including the election of the Company's Board of Directors.

     The information contained herein is based on the Schedule 13-D filed by CBM, CBS and Steve Kircher on July 19, 1999, as amended October 12, l999. In such initial Schedule 13-D, the Reporting Persons noted that the shares were acquired for investment purposes in the ordinary course of business. In the
Schedule 13-D, as amended on October 12, l999, the Reporting Persons stated that CBM is currently negotiating (i) with potential candidates to merge into Morrow or a subsidiary thereof; (ii) for the infusion of additional capital in an attempt to maintain the financial stability of Morrow: and/or (iii) a transaction utilizing the status of Morrow as a public company. Any or all of the foregoing may result in an extraordinary transaction. Further, it is likely that if any of the foregoing are negotiated on behalf of Morrow that Morrow will issue additional shares of capital stock, amend its articles of incorporation, effect a further change in the Morrow Board of Directors and management and/or change its business plan, any or all of which would likely create a material change in the business or corporate structure of Morrow. Most of such actions will require shareholder approval. Generally, under Oregon law, any action requiring shareholder approval would have to be approved at a meeting at which a quorum is present (a majority of the voting shares outstanding) and be approved by a majority of the shares represented (in person or by proxy) and voting at such meeting. Directors are normally elected by a plurality of the shares represented (in person or by proxy) and voting at the shareholder meeting for the director position to be filled. Depending on the nature of the transaction dissenters rights may or may not apply.

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     The stock issuances described above and/or change in the Board of
Directors discussed below may have resulted in a change in control of Morrow and give the Reporting Persons sufficient voting power to approve any action requiring shareholder approval and any election of directors by the shareholders, as well as other corporate action.

     DIRECTORS. Effective October 12, l999, Erik Krieger and Maurice Bickert resigned as directors. Following such resignations, the Board size was set at five and three new directors were added to the Board: Stephen C. Kircher, William H. Hedden and Thomas J. Manz with P. Blair Mullin and Ray E. Morrow, Jr. continuing as directors. Stephen C. Kircher is one of the Reporting Persons described above. Mr. Kircher recommended Messrs. Hedden and Manz for Morrow's Board of Directors. The proposed new directors were reviewed and recommended for inclusion on the Board by a Nominating Committee of directors from the prior Board. The following information is provided regarding the new directors. To the Company's knowledge, neither Mr. Hedden nor Mr. Manz has any interest in or holds any position with any of the Reporting Persons. Each of Mr. Hedden and Mr. Manz have a pre-existing personal relationship and prior or existing contacts with Mr. Kircher in other business contexts.

     William H. Hedden (age 45) from 1992 to present, has served as President & CEO of Consolidated Adjusting Inc. (construction insurance adjusting). From 1985 to 1992, Mr. Hedden served as a Director of Burlingame Bancorp and its subsidiary, Burlingame Bank & Trust Co. From 1984-1985, Mr. Hedden served as Chairman of the Board of Bayhill Service Corporation, a mortgage banking subsidiary of Delta Federal Savings & Loan. From 1983 to 1987, Mr. Hedden served as Chairman of the Board and majority shareholder of Delta Federal Savings & Loan. Mr. Hedden has a Juris Doctor degree from Hastings College of the Law, San Francisco (1979), and a BA degree from Stanford University, Palo Alto, California (1975).

     Stephen C. Kircher (age 41) since l993 has served as President & Chief Executive Officer and is majority owner of Capitol Bay Group, Inc. (holding company), and as President & Chief Executive Officer of Capitol Bay Securities, Inc. (securities and investment banking), and Capitol Bay Management, Inc. (investment company), both Capitol Bay Securities, Inc. and Capitol Bay Management, Inc. being wholly-owned subsidiaries of Capitol Bay Group, Inc. Prior to 1993, Mr. Kircher formed and managed Spinner Corporation, which engaged in leveraged buyouts of troubled companies. Mr. Kircher has extensive experience as a principal in equity private placements, sale and leaseback financing, multiple forms of debt financing, and initial public offerings. Mr. Kircher began his career with Dean Witter in 1975 before joining Bateman, Eichler, Hill & Richards, a regional investment banking firm in 1978. Mr. Kircher has a BA degree from the University of California, San Diego.

     Thomas J. Manz (age 50) since l993 has been owner of TJM Enterprises, a real estate development, brokerage and financial services sole proprietorship. From 1984 to 1993, Mr. Manz was responsible for the renovation, expansion and management of Southgate Shopping Center, a 439,000 square-foot shopping center in Sacramento, California, as well as several other ventures in the real estate industry including property management, construction, real estate sales, and commercial landscaping. Mr. Manz is presently Chairman of the Board of Roseville First National Bank and has served as a Director of that bank since 1991. Mr. Manz has also served as a Director of Pacific Coast Bankers Bank since 1997. Mr. Manz received a Bachelor of Science degree from Iowa State University in 1971.

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ITEM 5.  OTHER EVENTS.

     The Board of Directors on October 12, l999 adopted the Morrow Snowboards, Inc. 1999 Stock Option Plan for Non-Employee Directors (the "Plan"). The Plan provides for the issuance of up to 300,000 shares of the Company's Common Stock (as presently constituted) to existing directors and, in the case of extra service or duties, to prior directors. Options may be awarded in such amounts, at such times, at such exercise prices and on such other terms as the Board of Directors determines, subject to any limitations in the Plan. Unless otherwise designated, options vest uniformly over the year following the date of grant. The options, subject to earlier termination under the Plan or option grant, expire after the later of (i) 5 years after the date of grant or (ii) five years after termination as a director. The Board issued fully-vested options for 100,000 shares to six persons who were directors over the past year, all at an exercise price of $0.25 per share.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS. The following exhibits are included with this filing:

     1.   Morrow Snowboards, Inc. l999 Stock Option Plan for Non-Employee
Directors

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on October 15, 1999.

                                 MORROW SNOWBOARDS, INC.


                                 By:   /s/ P. BLAIR MULLIN
                                     -------------------------------------
                                       P. Blair Mullin
                                       PRESIDENT AND CHIEF FINANCIAL OFFICER
                                       (PRINCIPAL EXECUTIVE, FINANCIAL
                                       AND ACCOUNTING OFFICER

                                  EXHIBIT INDEX


Exhibit No.                Document Description
-----------                ---------------------
   99.6                    Morrow Snowboards, Inc. l999 Stock Option Plan for
                           Non-Employee Directors


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